Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

_______________________

CONCRETE PUMPING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation of Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward.

Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-

Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share (“common stock”), underlying warrants	415(a)(6)	13,017,777	(2)	(2)			S-3	333-229402	February 15, 2019	$18,144.18

	Total Offering Amounts					(2)		$0
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
		New Fee Due						$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-

Rules 457(p)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	-	-	-	-	-	-

(1)	Represents the issuance of up to 13,017,777 shares of common stock that may be issued upon exercise of 13,017,777 outstanding warrants, at an exercise price of $11.50 per share, subject to certain adjustments.
(2)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), securities with a maximum aggregate price of $149,704,435.50 registered hereunder are unsold securities (the “Unsold Primary Securities”) previously registered on the registrant’s registration statement on Form S-3 (Registration No. 333-229402), which was initially filed with the Securities and Exchange Commission on January 29, 2019 and was declared effective on February 15, 2019 (the “Prior Registration Statement”) and described under the caption “Primary Offering” in the “Calculation of Registration Fee” table (the “Prior Registration Statement Fee Table”) in the Prior Registration Statement. The registrant paid a filing fee of $18,144.18 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Primary Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the Unsold Primary Securities will continue to be applied to such Unsold Primary Securities and no additional registration fee will be paid. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Primary Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The Prior Registration Statement will remain in effect with respect to unsold securities (the “Secondary Offering Securities”) previously registered on the Prior Registration Statement and described under the caption “Secondary Offering” in the Prior Registration Statement Fee Table for secondary offerings of the Secondary Offering Securities by selling securityholders pursuant to the prospectus filed as part of the Prior Registration Statement, as such prospectus may be amended, supplemented or otherwise modified. No Secondary Offering Securities are being registered on this registration statement.